EXHIBIT 14(A)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK, JENNIFER POWELL and MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT (PRODUCT)                                          FILE NOS.
--------------------                                    -----------------------
VALIC Separate Account A (Equity Director, no
  guarantee)                                            333-170476 / 811-03240
VALIC Separate Account A (GUP, guarantee)               002-32783 / 811-03240
VALIC Separate Account A (Impact, guarantee)            002-96223 / 811-03240
VALIC Separate Account A (Independence Plus, guarantee) 333-124398 / 811-03240 VALIC Separate Account A (Portfolio Director, no
  guarantee)                                            333-137942 / 811-03240
VALIC Separate Account A (Portfolio Director,
  guarantee)                                            033-75292 / 811-03240
VALIC Separate Account A (Potentia, guarantee)          333-49232 / 811-03240

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Signature            Title                          Date
---------            -----                          ----

JAY S. WINTROB       Chairman of the Board,         April 28, 2014
-------------------- President and Chief Executive
JAY S. WINTROB       Officer

THOMAS J. DIEMER     Director, Senior Vice          April 28, 2014
-------------------- President and Chief Risk
THOMAS J. DIEMER     Officer

JEFFREY M. FARBER    Director                       April 28, 2014
--------------------
JEFFREY M. FARBER

MARY JANE B. FORTIN  Director, Executive Vice       April 28, 2014
-------------------- President and Chief Financial
MARY JANE B. FORTIN  Officer

DEBORAH A GERO       Director, Senior Vice          April 28, 2014
-------------------- President and Chief
DEBORAH A. GERO      Investment Officer

JANA W. GREER        Director and President -       April 28, 2014
-------------------- Individual Retirement
JANE W. GREER

STEPHEN A. MAGINN    Director, Senior Vice          April 28, 2014
-------------------- President and Chief
STEPHEN A. MAGINN    Distribution Officer

JAME A. MALLON       Director and President - Life  April 28, 2014
-------------------- and Accident & Health
JAMES A. MALLON

JONATHAN J. NOVAK    Director and President -       April 28, 2014
-------------------- Institutional Markets
JONATHAN J. NOVAK

CURTIS W. OLSON      Director and President -       April 28, 2014
-------------------- Group Benefits
CURTIS W. OLSON

STEVEN D. ANDERSON   Vice President and Controller  April 28, 2014
--------------------
STEVEN D. ANDERSON

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